Exhibit (a)(1)(C)

NOTICE OF WITHDRAWAL OF TENDER

REGARDING

SHARES

OF

AB PRIVATE CREDIT INVESTORS CORPORATION

Tendered Pursuant to the Offer to Purchase Dated August 30, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE RECEIVED BY 5:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2024, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Tender and return or deliver it to your Bernstein advisor. If you do not have a Bernstein advisor, you may return it to: 1345 Avenue of the Americas, Attn: Private Client, 40th Floor, New York 10105; or fax it to (212) 407-5850.

For additional information, call your Bernstein advisor.

You may also direct questions to the main office of Bernstein at (212) 486-5800.

AB Private Credit Investors Corporation

Ladies and Gentlemen:

The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of AB Private Credit Investors Corporation (the “Fund”) for purchase by the Fund that previously was submitted by the undersigned in a Notice of Intent to Tender dated      . IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE PURCHASED BY THE FUND.

AB PCIC Account No:

Such tender is with respect to (specify one):

☐	All of the undersigned’s Shares.

☐	The following number of Shares: .

☐	A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings: %.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Print Signatory Name and Title (if any)	Signature	Date

Print Signatory Name and Title (if more than one)	Signature	Date

Print Signatory Name and Title (if more than one)	Signature	Date